                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 for the registration of 2,250,000 common shares pertaining to The Amended 1996 Equity Participation Plan of Tuboscope Inc. and to the incorporation by reference therein of our report dated March 29, 1999, with respect to the consolidated financial statements and schedules of Tuboscope Inc. included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP

Houston, Texas
May 19, 1999

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